Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-1 of our report dated March 25, 2005, relating to the consolidated financial statements of Panther II Transportation, Inc. and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus and Registration Statement.

Akron, Ohio

June 2, 2006